Exhibit 3.2


Registrant has not amended or otherwise altered its Bylaws since its last yearly filing. The applicable By-Laws may be found as Exhibit 3.2 to Registrant's Form 10QSB-A filed February 3, 2005, which are hereby incorporated herein by reference thereto.